Exhibit 3.2

RESTATED

BYLAWS

OF

FASTENAL COMPANY

ARTICLE I.

The corporation shall maintain a registered office in Minnesota, at the address stated in the Articles of Incorporation. The corporation may have other offices in such places within or without Minnesota as the Board of Directors may from time to time designate.

ARTICLE II.

SHAREHOLDERS’ MEETINGS

Section 1. PLACE. Meeting of the shareholders shall be held at the registered offices of the corporation, or at such time other place within or without Minnesota as may from time to time be designated by the Board of Directors of the Chief Executive Officers of the corporation and state in the Notice of Meeting; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the corporation is located.

Section 2. REGULAR MEETINGS. A regular meeting of the shareholders shall be held annually, as soon as convenient after the close of the preceding fiscal year of the corporation, at a time to be fixed by the Board of Directors, for the election of directors and the transaction of other appropriate business.

Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time and for any purpose or purposes by a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote) or by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or two or more directors. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

Section 4. NOTICE. Written notice of each meeting of shareholders, stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given to every holder of shares entitles to vote, at the time (which shall be at least 10 days and not more than 60 days before the date of the meeting) and in the manner required by law.

Section 5. WAIVER; OBJECTIONS. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 5. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these laws. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than a quorum. If a quorum is not present when a duly called or held meeting is convened, a majority of those present may adjourn the meeting to a time and place announced at the time of adjournment, and no further notice of the adjourned meeting shall be required.

Section 7. VOTING. At all meetings of shareholders, every owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each share held. In electing directors, the voting shall be by ballot.

Section 8. CHAIRMAN OF MEETING. The Chairman of the Board shall preside at all meetings of shareholders. In his absence, the Board of Directors may appoint any other officer, or any stockholder, to act as Chairman at the meeting.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. MANAGEMENT. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, except as management rights are reserved or granted to shareholders by law.

Section 2. NUMBER AND QUALIFICATIONS. The Board shall consist of not less than five (5) nor more than nine (9) persons. The number of directors to be elected shall be fixed from time to time by the Board of Directors, and shall be stated in the notice of the meeting at which directors are to be elected.

Section 3. TERMS. Directors shall serve for an indefinite term that expires at the next regular meeting of shareholders. Each director shall hold office for the term for which he was elected and until a successor is elected and has qualified, or until his earlier death, resignation, removal, or disqualification.

Section 4. VACANCIES. Vacancies on the Board resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. Each director so elected to fill a vacancy shall hold office for an indefinite term that expires at the next regular meeting of the shareholders.

Section 5. MEETING. Regular meetings of the Board of Directors shall be held annually immediately after the regular meeting of shareholders, and at such other times as may be fixed by resolution of the Board adopted from time to time. Special meetings of the Board of Directors may be called by the Chairman of the Board or by two or more directors.

Section 6. NOTICE. At least five (5) days notice shall be given to all directors of the date, time and place of a special meeting of the Board. The notice may but not need state the purpose of the meeting. No notice is required if the day or date, time, and place of a Board meeting have been provided in a resolution of the Board establishing regular Board meetings, or announced at a previous meeting of the Board. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken. Notice of a meeting may be waived by a director as provided by law.

Section 7. ADVANCE CONSENT. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 8. COMPENSATION. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors, and shall be reimbursed by the company for ordinary and reasonable expenses incurred in the performance of their duties.

ARTICLE IV.

OFFICERS

Section 1. PRINCIPAL OFFICERS. The Board of Directors may elect from its own number a Chairman of the Board, and shall elect a President and a Treasurer, neither of whom need be a Director. The Chairman of the Board, if elected and present, shall preside at all meetings of the Board and of the shareholders, and shall perform such other duties as may be prescribed by the Board. Unless otherwise determined by the Board, and except as heretofore delegated to the Chairman of the Board, the President shall be and have the duties of Chief Executive Officer of the corporation as set forth in Minnesota Statutes, Section 302A.305, as amended from time to time. Unless otherwise determined by the Board, the Treasurer shall be and have the duties of Chief Financial Officer of the corporation, as set forth in Minnesota Statutes, Section 302A.305, as amended from time to time.

Section 2. OTHER OFFICERS. The board may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities, and terms in office determined by the Board.

Section 3. MULTIPLE OFFICES. Any number of offices or functions of those offices may be held or exercised by the same person, who may sign documents in more than one capacity if the documents indicate each capacity in which the person signs.

Section 4. SALARIES. The salaries of all officers and agents of the corporation shall be determined by or under the direction of the Board.

ARTICLE V.

SHARES

Section 1. ISSUANCE OF SHARES. The Board of Directors may authorize the issuance of shares of the corporation and rights to purchase shares of the corporation, to the full amount authorized by the Articles of Incorporation, in such amounts, at such times, and upon such terms as may be determined by the Board and permitted by law.

Section 2. CERTIFICATED AND UNCERTIFICATED SHARES. Subdivision 1. The shares of the corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

Subdivision 2. Certificates for shares of the corporation shall be in such form as the Board of Directors may from time to time prescribe, and shall be signed by the President or a Executive Vice President and by the Treasurer or an Assistant Treasurer. If certificates are signed by a transfer agent, acting on behalf of the corporation, and a registrar, the signatures of the officers of the corporation may be facsimile.

Subdivision 3. The corporation may determine that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

Section 3. TRANSFER AGENT. The Board of Directors may appoint one or more transfer agents and registrars for the transfer and registration of shares of any class, and may require that share certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

Section 4. TRANSFER OF SHARES. Shares of the corporation shall be transferable on the books of the corporation only by the holder of record thereof in person or by a duly authorized attorney. In case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares.

Section 5. LOST CERTIFICATES. If any certificate for shares of the corporation shall be lost, stolen, or destroyed, the corporation may require such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by it.

Section 6. DETERMINATION OF VOTING AND OTHER RIGHTS. The Board may fix a date not more than sixty (60) days before the date of any meeting of shareholders or the date for payment of any dividend or other distribution or the date for the allotment of rights or the date when any change or conversion or exchanging of shares shall go into effect, as the date for the determination of the holders of shares entitles to notice of and entitled to vote at the meeting, or entitled to receive payment of any such dividends or other distributions, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend or distribution, or to such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as herein provided.

Section 7. HOLDER OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law, or as authorized by any procedure established by resolution of the Board of Directors.

ARTICLE VI.

MISCELLANEOUS

Section 1. INDEMNIFICATION. The corporation shall provide indemnification and advances of expenses, including witness reimbursements, to any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, or appearing as a witness in a proceeding, by reason of the former or present official capacity of the person, in such manner, under such circumstances, and to such extent as required or permitted by Minnesota Statues, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

Section 2. FISCAL YEAR. The Board of Directors may fix, and from time to time change, the fiscal year of the corporation. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

Section 3. SEAL. The corporation shall have no seal, and the affixing of a seal shall not be essential to the execution of any document or instrument by or on behalf of the corporation.

Section 4. EXECUTION OF INSTRUMENTS. The President, any Vice President, or any other person or persons designated by the Board of Directors, may sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by the law to be exercised by another person or is expressly delegated by the Articles of Incorporation or these Bylaws or by the Board of Directors to some other officer or agent of the corporation.